EXHIBIT 23(j)





CONSENT OF INDEPENDENT AUDITORS

Seligman Cash Management Fund, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 36 to Registration Statement No. 2-56805 of our report dated February 16, 2001, appearing in the Annual Report to Shareholders for the year ended December 31, 2000, and to the references to us under the captions "Financial Highlights" in the Prospectus and "General Information - Auditors" in the Statement of Additional Information.




DELOITTE & TOUCHE LLP
New York, New York
April 24, 2001